Exhibit 99.1

CapitalSouth Bancorp Announces Second Quarter 2008 Results

BIRMINGHAM, Ala.--(BUSINESS WIRE)--CapitalSouth Bancorp (NASDAQ-GM:CAPB) (the "Company"), the bank holding company for CapitalSouth Bank (the "Bank"), today announced a net loss for the second quarter and six months ended June 30, 2008, which included a non-cash impairment charge related to goodwill, a $9.3 million provision for loan losses and a $500,000 reserve against deferred tax assets. The Bank is adequately capitalized with a Tier I Leverage Capital Ratio of 6.74% and a Total Risk Based Capital Ratio of 9.67%. The Board of Directors remains committed to returning the Bank to well capitalized status. Further, the Bank has liquid resources in excess of $100 million currently available in cash on hand and other customary sources. Commenting on the Bank's liquidity, W. Dan Puckett, the Company's Chairman and Chief Executive Officer, stated, "We want to reassure our depositors and shareholders that we are committed to protecting their trust in us."

Puckett continued, "Obviously, we are disappointed with the Company's second quarter results. The further deterioration in credit quality we have experienced and the resulting increased allowance for loan losses reflect the slowing of the real estate sectors and its impact on our residential real estate construction and residential acquisition and development loan portfolios, which represent the largest segment of our nonperforming asset portfolio. The general economic climate remains very challenging for all financial institutions; however, since the first quarter we have seen a significant drop of 47% in our accruing past due loans over 30 days. We continue to focus our full efforts on working through problem loan situations and have taken significant steps to navigate the Company through these difficult times. One such step has been the further staffing expansion of our Special Assets Department to monitor and liquidate our nonperforming assets as quickly as possible. Since quarter end, we have liquidated $1,025,000 in other real estate owned ("OREO"), representing 10.3% of our balance at June 30, 2008, and have firm commitments on an additional $1,488,000 scheduled to close within the next three weeks, which represents an additional 15.0% of our OREO at quarter end. Further, we have hired a new Chief Credit Officer with extensive experience in credit administration.

"We remain intently focused on our goal to preserve and build our capital base through our pending rights offering and our recent decision to suspend payment of a cash dividend," Puckett continued. "We are confident, based on the commitment of our Board of Directors, that we will be able to strengthen our balance sheet with an appropriate level of capital so we can weather this current real estate downturn. This offering will allow all current stockholders an opportunity to participate proportionately to their ownership to avoid significant dilution."

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. You may obtain a written prospectus for the offering meeting the requirements of Section 10 of the Securities Act of 1933, as amended, by writing to CapitalSouth Bancorp, 2340 Woodcrest Place, Birmingham, Alabama 35209, Attention Carol W. Marsh, Chief Financial Officer. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities. Securities may not be sold nor may offers to buy be accepted prior to the effectiveness of a registration statement nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

Puckett stated, "We have always maintained a conservative approach to banking by careful planning and by responding aggressively to any emerging problems. Management and the Board of Directors are committed to resolving issues in our loan portfolio as quickly as possible. As with most banks, the bulk of our problem loans are real estate secured. Of course we cannot predict the future of the real estate market, but we believe we have provided enough reserves to resolve the problem loans. However, we will continue to monitor market conditions and real estate values and take further action if needed."

In light of recent and significant adverse changes in the general business climate and the continued downturn in financial stocks, the Company evaluated its remaining goodwill to determine the amount of impairment indicated in conformity with Statement of Financial Accounting Standards No. 142. This analysis resulted in a second quarter non-cash charge of $9.4 million for impaired goodwill, eliminating the remaining balance of goodwill primarily generated in the 2007 acquisition of Monticello Bancshares, Inc. This charge had no effect on the Company's liquidity or regulatory capital.

The net operating loss for the second quarter, which excludes the non-cash goodwill impairment charge, totaled $7,032,000 or $1.69 per diluted share compared with net operating income of $897,000 or $0.30 per diluted share for the second quarter of 2007 (see reconciliation of net operating income and loss – both non-GAAP measures – to net income and loss at the end of this release). For the first half of 2008, the Company reported a net operating loss of $6,710,000 or $1.62 per diluted share compared with net operating income of $1,603,000 or $0.53 per diluted share for the year-earlier period. The decline in net operating income for the 2008 periods was due primarily to a $9,350,000 provision for loan losses for the second quarter of 2008, prompted by increased nonperforming assets associated with continued deterioration in macroeconomic conditions, specifically in the residential real estate sector. The provision in the second quarter of 2007 was $225,000. Per share amounts for the second quarter and first six months of 2008 also reflect an increase of 38% in the number of weighted average diluted shares outstanding due to shares issued in the Company's September 2007 acquisition of Monticello Bancshares. Additionally, the Company provided a reserve against its deferred tax assets in the amount of $500,000 as a result of the net operating loss in conformity with Statement of Financial Accounting Standards No. 109.

The Company reported nonperforming loans at June 30, 2008, of $34,963,000 compared with $28,406,000 at March 31, 2008. At June 30, 2008, 93% of the Company's nonperforming loans were secured by real estate. Based on updated appraisals and other current valuations, the real estate secured nonperforming loans have an outstanding exposure (loan balance net of allocated reserves) of 79% of the estimated current value. Total nonperforming assets, which includes nonperforming loans, troubled debt restructurings, OREO and repossessions, increased to $45,392,000 or 7.79% of period-end loans, OREO and repossessions at June 30, 2008, from $35,100,000 or 5.68% at March 31, 2008.

Residential acquisition and development and residential construction loans comprised approximately 14% of the Company's loan portfolio at the end of the second quarter of 2008, but accounted for 53% of total nonperforming loans. The Company has 45% of its loan portfolio in commercial acquisition and development loans, and commercial construction loans, but these loans only represent 21% of the total non-accrual loans.

The Company recorded annualized net charge-offs, as a percentage of average loans, of 1.37% in the second quarter of 2008 compared with net charge-offs of 0.49% in the first quarter of 2008. In evaluating the adequacy of the allowance for loan losses, the Company continues to update external appraisals on the properties underlying the nonperforming loans. Recognizing current deterioration in credit quality and the increased level of net charge-offs, the Company increased its loan loss provision to $9,350,000 in the second quarter of 2008 compared with $658,000 in the first quarter of 2008. The allowance for loan losses was 2.73% of total period-end net loans and 46.00% of period-end nonperforming loans as of June 30, 2008, compared with 1.44% and 30.93% respectively, at March 31, 2008.

The Company further noted that the State Banking Department of Alabama and the Federal Reserve Bank of Atlanta completed the fieldwork for a regularly scheduled examination of the Bank during the second quarter. The reported results of the Company reflect discussions with regulators on the allowance for loan losses and loan charge-offs, among other matters. The Company has been advised orally that a formal enforcement action will be issued because of the impact of the high level of nonperforming assets on the financial performance of the Bank. Though the particular terms of such enforcement action are not known at this time, the Company expects that it will require improvement in Bank earnings, lower nonperforming loan levels, increased Bank capital, revisions to various policies as well as possibly other corrective actions. The Company has already been taking aggressive steps consistent with meeting these requirements.

"We have received expert, unbiased advice about the steps we should take," Puckett continued, referencing the input of Maria B. Campbell, former Alabama Superintendent of Banks. "What this bank and its parent company are now doing and planning to do to address the issues facing CapitalSouth are the kind of steps I looked for as a bank regulator," said Campbell. "After nearly 40 years in banking, I have learned that adverse market conditions impact even good loan portfolios. What I want to see from a regulator's perspective is that the bank is aggressive in evaluating and managing its loans when market conditions change. I was privileged to serve for a time several years ago on the Board of the Company. From this experience I am confident that management and the Board of both the Bank and the Company are determined to protect the interests of both depositors and stockholders."

Net interest income for the second quarter of 2008 increased slightly to $4,271,000 from $4,250,000 in the year-earlier period, reflecting primarily an increase in interest-earning assets due to the Monticello acquisition. Net interest margin declined in the second quarter to 2.51% versus 3.61% in the same quarter last year and was down from 2.74% in the first quarter of 2008 due to the impact of the decline in the prime rate as well as the increase in nonperforming assets. Interest income reversed or foregone on nonperforming loans reduced second quarter 2008 net interest margin by 52 basis points. For the first six months of 2008, net interest income increased 10% to $9,018,000 from $8,204,000 in the prior-year period. Net interest margin declined in the first half of 2008 to 2.63% from 3.56% in the same period last year. Interest income reversed or foregone on nonperforming loans reduced net interest margin by 48 basis points in the first six months of 2008. Management believes margin pressure will continue throughout the year due to the impact of nonperforming loans.

Noninterest income for the second quarter declined 14% to $734,000 compared with $855,000 in the year-earlier period, due primarily to less Business Capital Group income, which also has been negatively affected by softness in the real estate sector. Higher income from deposit service fees and income from the Bank's newly acquired mortgage division in the form of gains on sales of mortgage loans offset some of the impact of the decline in Business Capital Group income. Losses on the impairment of investment securities were incurred as the Company repositioned its investment portfolio away from tax-exempt securities due to its taxable loss for the quarter and to create additional liquidity. For the six months ended June 30, 2008, noninterest income increased 23% to $1,936,000 from $1,573,000 in the year-earlier period, largely due to gains on sales of mortgage loans.

Noninterest expense for the second quarter increased to $15,618,000 from $3,488,000 in the same period last year, due primarily the impact of the goodwill impairment charge. Noninterest expense for the second quarter of 2008, excluding the impairment charge, was $6,256,000, up 79% from the year-earlier quarter, reflecting the impact of new employees added from the Monticello acquisition as well as the recent opening of additional offices in both Jacksonville, Florida and Huntsville, Alabama, higher occupancy costs associated with the addition of a total of four branches since June 30, 2007, and expenses associated with an increase in OREO. For the six months ended June 30, 2008, noninterest expense was $20,550,000 compared with $7,037,000 in the prior-year period; excluding the impairment charge, noninterest expense increased 59% to $11,187,000 in the first half of 2008, reflecting generally the same factors that accounted for the increase in the second quarter.

Total assets at June 30, 2008, were $736,195,000, representing a 44% increase from $511,047,000 at June 30, 2007. The Company's loan portfolio totaled $589,060,000 at the end of the second quarter of 2008, up 45% from $405,523,000 at June 30, 2007. Deposits increased 46% to $622,093,000 at quarter's end compared with $425,661,000 at June 30, 2007. The Company has begun the process of shrinking its asset base to preserve capital and reposition the Bank's loan portfolio to reduce its total exposure to the real estate sector.

Stockholders' equity at June 30, 2008, totaled $29,757,000 compared with $42,657,000 at June 30, 2007, with the decline primarily reflecting the impact of goodwill impairment charges recorded in the second quarter of 2008 and the fourth quarter of 2007. Book value per share was $7.16 at June 30, 2008, compared with $14.23 a year ago, while tangible book value per share declined to $6.96 per share at June 30, 2008, from $13.80 at June 30, 2007. These changes also reflect an increase in average shares outstanding.

CapitalSouth Bancorp is a bank holding company operating 12 full-service banking offices through its bank subsidiary, CapitalSouth Bank, with offices in Birmingham, Huntsville, and Montgomery, Alabama, and Jacksonville, Florida, as well as a mortgage origination office through Mortgage Lion, Inc., a wholesale mortgage origination operation based in Fitzgerald, Georgia. CapitalSouth Bank targets small to medium-sized businesses in the markets it serves. CapitalSouth Bank also operates "Banco Hispano," providing financial services to the growing Latino community. CapitalSouth Bank offers Small Business Administration lending services and other loan programs for business owners through its Business Capital Group, which operates through our full-service offices. CapitalSouth Bank also provides Internet banking services at www.capitalsouthbank.com as well as personal investment services.

This press release contains "forward-looking" statements as defined by the Private Securities Litigation Reform Act of 1995, which are based on the Company's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new, updated information, future events or otherwise.

CapitalSouth Bancorp Summary Unaudited Financial Information (in thousands, except per share amounts)

	Second Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Interest income	$10,132	$9,076	$21,773	$17,756
Interest expense	5,861	4,826	12,755	9,552
Net interest income	4,271	4,250	9,018	8,204
Provision for loan losses	9,350	225	10,007	362
Net interest (loss) income after provision for loan losses
	(5,079)	4,025	(989)	7,842
Noninterest income	734	855	1,936	1,573
Noninterest expense	15,618	3,488	20,550	7,037
Net (loss) income before provision for income taxes
	(19,963)	1,392	(19,603)	2,378
(Benefit) provision for income taxes	(3,568)	495	(3,530)	775
Net (loss) income	$(16,395)	$897	$(16,073)	$1,603
Net (loss) income per share:
Basic	$(3.95)	$0.30	$(3.87)	$0.54
Diluted	$(3.95)	$0.30	$(3.87)	$0.53

Goodwill impairment charge	$9,363	$--	$9,363	$--
Net operating (loss) income	$(7,032)	$897	$(6,710)	$1,603

Net operating (loss) income per common share:

Basic	$(1.69)	$0.30	$(1.62)	$0.54
Diluted	$(1.69)	$0.30	$(1.62)	$0.53

Weighted average shares
outstanding:
Basic	4,154	2,993	4,153	2,987
Diluted	4,154	3,011	4,153	3,013

			June 30, 2008	June 30, 2007
Total assets			$736,195	$511,047
Loans			589,060	405,523
Allowance for loan losses			(16,082)	(4,709)
Net loans			572,978	404,814

Interest-bearing deposits			555,255	366,244
Noninterest-bearing deposits			66,838	59,417
Total deposits			622,093	425,661

Stockholders' equity			29,757	42,657
Book value per share			7.16	14.23
Tangible book value per share			6.96	13.80

Unaudited supplemental financial information for the second quarter and six months ended June 30, 2008 and 2007, may be obtained by following this link: http://www.irinfo.com/CAPB/CAPB2Q08tdl.pdf.

CONTACT:
CapitalSouth Bancorp
W. Dan Puckett, 205-870-1939
Chief Executive Officer
or
W. Flake Oakley, IV, 334-395-7925
President
or
Carol W. Marsh, 205-870-1939
Chief Financial Officer

CAPITALSOUTH BANCORP AND SUBSIDIARIES
Consolidated Balance Sheets
June 30, 2008 and 2007
(Unaudited)

Assets	2008	2007

Cash and cash equivalents	$8,808,741	$6,874,632
Federal funds sold	35,768	50,820
Cash and cash equivalents	8,844,509	6,925,452
Securities available–for–sale	63,316,823	45,085,094
Securities held–to–maturity, fair value of $32,947,570 and $30,579,249 at June 30, 2008 and 2007, respectively	33,124,867	31,670,664
Federal Home Loan Bank stock	3,910,600	2,238,800
Federal Reserve Bank stock	2,075,702	905,450
Loans held-for-sale	3,521,197	-
Loans	589,060,082	405,522,860
Allowance for loan losses	(16,082,392)	(4,708,777)
Net loans	572,977,690	400,814,083
Premises and equipment, net	21,323,409	11,300,642
Other real estate owned	9,915,618	506,132
Goodwill	-	1,274,668
Other intangibles, net	806,683	-
Bank–owned life insurance	4,816,454	4,643,449
Deferred tax asset, net	6,369,911	178,690
Other assets	5,191,626	5,504,045
Total assets	$736,195,089	$511,047,169

Liabilities and Stockholders’ Equity
Deposits:
Interest–bearing	$555,254,872	$366,244,545
Noninterest–bearing	66,838,520	59,416,947
Total deposits	622,093,392	425,661,492
Federal funds purchased	25,811,040	24,496,400
Borrowed funds	29,042,306	6,000,000
Repurchase agreements	567,881	724,200
Subordinated debentures and other notes payable	24,242,628	7,733,000
Other liabilities	4,680,532	3,775,012
Total liabilities	706,437,779	468,390,104
Stockholders’ equity:
Preferred stock, $0.01 par value. Authorized 500,000 shares; issued and outstanding none	-	-
Common stock, $1 par value. Authorized 16,500,000 shares at June 30, 2008 and 7,500,000 at June 30, 2007; issued 4,241,640 and 3,083,130 shares at June 30, 2008 and 2007, respectively; outstanding 4,156,810 and 2,998,300 shares at June 30, 2008 and 2007, respectively	4,241,640	3,083,130
Treasury stock, at cost, 84,830 shares at June 30, 2008 and 2007	(1,255,060)	(1,255,060)
Paid–in surplus	45,865,347	26,484,698
(Accumulated deficit) retained earnings	(18,676,625)	14,993,582
Accumulated other comprehensive loss, net	(417,992)	(649,285)
Total stockholders’ equity	29,757,310	42,657,065
Total liabilities and stockholders’ equity	$736,195,089	$511,047,169

CAPITALSOUTH BANCORP AND SUBSIDIARIES
Consolidated Statements of Income
For the Three Months and Six Months Ended June 30, 2008 and 2007
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008	2007	2008	2007
Interest income:
Interest and fees on loans	$9,099,388	$8,166,995	$19,730,091	$15,874,809
Interest on securities	921,464	836,361	1,829,226	1,687,569
Interest on other earning assets	110,974	72,578	213,782	193,235
Total interest income	10,131,826	9,075,934	21,773,099	17,755,613
Interest expense:
Interest on deposits	5,054,724	4,489,096	10,681,918	8,912,288
Interest on debt	806,315	336,336	2,072,826	639,312
Total interest expense	5,861,039	4,825,432	12,754,744	9,551,600
Net interest income	4,270,787	4,250,502	9,018,355	8,204,013
Provision for loan losses	9,349,531	225,378	10,007,281	361,628
Net interest (loss) income after provision
for loan losses	(5,078,744)	4,025,124	(988,926)	7,842,385
Noninterest income:
Service charges on deposits	403,669	316,513	774,986	616,194
Investment banking income, net	1,035	38,822	3,132	201,261
Business Capital Group loan income	18,252	408,143	90,030	586,982
Bank–owned life insurance	48,333	43,518	96,666	87,036
Gain on sale of mortgage loans	168,556	-	444,712	-
(Loss) gain on sale and impairment of investment securities	(78,158)	-	200,220	-
Other noninterest income	172,358	47,378	325,890	81,366
Total noninterest income	734,045	854,374	1,935,636	1,572,839
Noninterest expense:
Salaries and employee benefits	2,540,963	2,011,280	5,083,679	4,016,410
Occupancy and equipment expense	982,592	535,169	1,856,569	1,088,321
Professional fees	439,336	373,713	783,668	742,788
Advertising	103,835	42,004	230,779	143,940
Other real estate expense	1,252,073	999	1,354,722	32,682
Other noninterest expense	936,726	524,715	1,878,080	1,012,652
Goodwill impairment	9,362,813	-	9,362,813	-
Total noninterest expense	15,618,338	3,487,880	20,550,310	7,036,793
(Loss) income before provision for income taxes	(19,963,037)	1,391,618	(19,603,600)	2,378,431
(Benefit) provision for income taxes	(3,567,722)	494,961	(3,530,173)	775,194
Net (loss) income	$(16,395,315)	$896,657	$(16,073,427)	$1,603,237

Basic (loss) earnings per share	$(3.95)	$0.30	$(3.87)	$0.54
Basic weighted average shares outstanding	4,153,835	2,992,990	4,152,592	2,987,190
Diluted (loss) earnings per share	$(3.95)	$0.30	$(3.87)	$0.53
Diluted weighted average shares outstanding	4,153,835	3,010,659	4,152,592	3,013,124

CAPITALSOUTH BANCORP AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		Percentage	June 30,		Percentage
	2008	2007	Change	2008	2007	Change

Net interest income	$4,270,787	$4,250,502	0.5%	$9,018,355	$8,204,013	9.9%
Provision for loan losses	9,349,531	225,378	4,048.4	10,007,281	361,628	2,667.3
Noninterest income	734,045	854,374	(14.1)	1,935,636	1,572,839	23.1
Noninterest expense	15,618,338	3,487,880	347.8	20,550,310	7,036,793	192.0
Net (loss) income before provision for income tax	(19,963,037)	1,391,618	(1,534.5)	(19,603,600)	2,378,431	(924.2)
(Benefit) provision for income taxes	(3,567,722)	494,961	(820.8)	(3,530,173)	775,194	(555.4)
Net (loss) income	$(16,395,315)	$896,657	(1,928.5)	$(16,073,427)	$1,603,237	(1,102.6)

Net (loss) income per common share
Basic	$(3.95)	$0.30	(1,415.7)%	$(3.87)	$0.54	(816.8)%
Diluted	(3.95)	0.30	(1,415.7)	(3.87)	0.53	(830.3)

Goodwill impairment charge	9,362,813	-	NM	9,362,813	-	NM
Net operating (loss) income	$(7,032,502)	$896,657	(884.3)%	$(6,710,614)	$1,603,237	(518.6)%

Net operating (loss) income per common share
Basic	$(1.69)	$0.30		$(1.62)	$0.54
Diluted	(1.69)	0.30		(1.62)	0.53

Weighted average common and common
equivalent shares outstanding
Basic	4,153,835	2,992,990	38.8%	4,152,592	2,987,190	39.0%
Diluted	4,153,835	3,010,659	38.0	4,152,592	3,013,124	37.8

Return on average assets	(8.73)%	0.71%		(4.25)%	0.65%
Return on average tangible assets	(8.85)	0.72		(4.31)	0.65
Return on average equity	(140.96)	8.43		(68.64)	7.64
Return on average tangible equity	(180.65)	8.69		(88.16)	7.88

Noninterest Income
Service charges on deposits	$403,669	$316,513	27.5%	$774,986	$616,194	25.8%
Investment banking income, net	1,035	38,822	(97.3)	3,132	201,261	(98.4)
Business Capital Group loan income	18,252	408,143	(95.5)	90,030	586,982	(84.7)
Bank–owned life insurance	48,333	43,518	11.1	96,666	87,036	11.1
Gain on sale of mortgage loans	168,556	-	NM	444,712	-	NM
(Loss) gain on sale and impairmentof investment securities	(78,158)	-	NM	200,220	-	NM
Other	172,358	47,378	263.8	325,890	81,366	300.5
Total noninterest income	$734,045	$854,374	(14.1)	$1,935,636	$1,572,839	23.1

Noninterest Expense
Salaries and employee benefits	$2,540,963	$2,011,280	26.3%	$5,083,679	$4,016,410	26.6%
Occupancy and equipment expense	982,592	535,169	83.6	1,856,569	1,088,321	70.6
Professional fees	439,336	373,713	17.6	783,668	742,788	5.5
Advertising	103,835	42,004	147.2	230,779	143,940	60.3
Other real estate expense	1,252,073	999	NM	1,354,722	32,682	4,045.2
Other noninterest expense	936,726	524,715	78.5	1,878,080	1,012,652	85.5
Goodwill impairment	9,362,813	-	NM	9,362,813	-	NM
Total noninterest expense	$15,618,338	$3,487,880	347.8	$20,550,310	$7,036,793	192.0

CAPITALSOUTH BANCORP AND SUBSIDIARIES
Financial Highlights
(Unaudited)

			June 30,
Period End Balances:			2008	2007	Percentage Change
Total assets			$736,195,089	$511,047,169	44.1%
Earning assets			695,045,039	485,473,688	43.2
Securities			96,441,690	76,755,758	25.6
Loans			589,060,082	405,522,860	45.3
	Allowance for loan losses		16,082,392	4,708,777	241.5
Deposits			622,093,392	425,661,492	46.1
Borrowings			79,663,855	38,953,600	104.5
Stockholders' equity			29,757,310	42,657,065	(30.2)

Equity to assets			4.04%	8.35%
	Tier 1 capital to average assets		4.97%	9.85%
	Book value per common share		$7.16	$14.23	(49.7)%
	Tangible book value per common share		$6.96	$13.80	(49.5)
	Ending shares outstanding		4,156,810	2,998,300	38.6

Asset Quality Analysis
(in thousands, except percentages)
(Unaudited)

		For the Three Months Ended
		Jun 30, 2008	Mar 31, 2008	Dec 31, 2007	Sept 30, 2007	June 30, 2007
Nonaccrual loans		$34,963 (1)	$28,406 (1)	$13,914 (1)	$6,584 (1)	$1,612
Loans past due 90 days or more
and still accruing		-	-	-	-	-
Troubled debt restructures		513	-	-	-	-
Other real estate owned and repossessions		9,916	6,694	3,516	1,512	535
Total nonperforming assets		45,392	35,100	17,430	8,096	2,147
Total nonperforming assets as a percentage
of period-end loans and other real estate		7.79%	5.68%	2.79%	1.27%	0.53%
Allowance for loan losses		$16,082	$8,787	$8,876	$7,211	$4,709
Acquired allowance for loan losses		-	-	-	1,461	-
Provision for loan losses		9,350	658	2,130	1,025	225
Loans charged off		2,077	752	472	7	1
Loan recoveries		23	4	7	23	17
Net charge-offs		2,054	748	465	(16)	(16)
Allowance for loan losses as a
percentage of period-end loans		2.73%	1.44%	1.43%	1.15%	1.16%
Allowance for loan losses as a
percentage of period-end nonperforming
loans	(1)	46.00%	30.93%	63.79%	109.52%	292.12%
Net charge-offs to average loans
(annualized)		1.37%	0.49%	0.29%	(0.01)%	(0.02)%

Nonaccrual loans acquired in Monticello Bank
acquisition, reported at net realizable
value	(1)	$1,242	$1,321	$3,121	$3,585
Other real estate owned acquired in
Monticello Bank acquisition		435	870	879	1,000
Total nonperforming assets acquired in
Monticello Bank acquisition		$1,677	$2,191	$4,000	$4,585
(1) Nonaccrual loans acquired in the Monticello Bank acquisition with a principal balance of $4,935,000 were written down to net realizable value of $3,585,000 in accordance with Statement of Position 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer. Accordingly, the allowance for loan losses has no additional reserve related to these loans. These same loans had a net realizable value of $1,242,000 at June 30, 2008. Excluding the discounted nonperforming assets, the allowance for loan losses as a percentage of period-end nonperforming loans was 47.2% on June 30, 2008 and 82.2% on December 31, 2007.

GAAP Reconciliation and Management Explanation for Non-GAAP Financial Measures

The information set forth above contains certain financial information determined by methods other than in accordance with generally accepted accounting policies (GAAP). These non-GAAP financial measures are “net operating income to average assets,” “net operating income to average equity,” “return on average tangible equity,” “return on average tangible assets,” ”net operating income to average tangible equity,” “average tangible equity to average tangible assets,” “net operating income to average tangible assets” and “tangible book value per share.” Our management uses these non-GAAP measures in its analysis of CapitalSouth’s performance.

“Net Operating income” is defined as net income less the effect of the non-cash goodwill impairment charge. “Return on average tangible equity” is defined as earnings for the period divided by average equity reduced by average goodwill and other intangible assets. “Return on average tangible assets” is defined as earnings for the period divided by average assets reduced by average goodwill and other intangible assets. Our management includes these measures because it believes that they are important when measuring CapitalSouth’s performance against entities with varying levels of goodwill and other intangibles. These measures are used by many investors as part of their analysis of the bank holding company’s performance.

“Average tangible equity to average tangible assets” is defined as average total equity reduced by recorded average intangible assets divided by average total assets reduced by recorded average intangible assets. This measure is important to many investors in the marketplace who are interested in the equity to assets ratio exclusive of the effect of changes in average intangible assets on average equity and average total assets.

“Tangible book value per share” is defined as total equity reduced by recorded intangible assets divided by total common shares outstanding. This measure is important to many investors in the marketplace who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a purchase business combination, has the effect of increasing total book value while not increasing the tangible book value of the Company.

These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures which may be presented by other bank holding companies. The following reconciliation table provides a more detailed analysis of these non-GAAP performance measures.
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008	2007	2008	2007
	(in thousands, except per share amounts)
	(Unaudited)
Book value of equity	$29,757	$42,657	$29,757	$42,657
Intangible assets	807	1,276	807	1,276
Book value of tangible equity	$28,950	$41,381	$28,950	$41,381
Average assets	$755,168	$504,062	$760,968	$497,629
Average intangible assets	10,315	1,276	10,429	1,276
Average tangible assets	$744,891	$502,786	$750,576	$496,353
Return on average assets	(8.73%)	0.71%	(4.25%)	0.65%
Effect of average intangible assets	(0.12%)	0.01%	(0.06%)	0.00%
Return on average tangible assets	(8.85%)	0.72%	(4.31%)	0.65%
Average equity	$46,779	$42,700	$47,094	$42,293
Average intangible assets	10,315	1,276	10,429	1,276
Average tangible equity	$36,464	$41,424	$36,665	$41,017
Return on average equity	(140.96%)	8.43%	(68.64%)	7.64%
Effect of average intangible assets	(39.87%)	0.26%	(19.52%)	0.24%
Return on average tangible equity	(180.83%)	8.69%	(88.16%)	7.88%
Net operating (loss) income	$(7,032)	$897	$(6,710)	$1,603
Goodwill impairment charge	9,363	-	9,363	-
Net (loss) income	$(16,395)	$897	$(16,073)	$1,603
Per share:
Book value	$7.16	$14.23	$7.16	$14.23
Effect of intangible assets	0.20	0.43	0.20	0.43
Tangible book value	$6.96	$13.80	$6.96	$13.80
Net operating (loss) income	$(1.69)	$0.30	$(1.62)	$0.54
Goodwill impairment charge	(2.26)	-	(2.25)	-
Net (loss) income	$(3.95)	$0.30	$(3.87)	$0.54
Per diluted share:
Net operating (loss) income	$(1.69)	$0.30	$(1.62)	$0.53
Goodwill impairment charge	(2.26)	-	(2.25)	-
Net (loss) income	$(3.95)	$0.30	$(3.87)	$0.53

percentages are annualized

CAPITALSOUTH BANCORP AND SUBSIDIARIES
Average Balance Sheet and Net Interest Analysis on a Fully Tax-Equivalent Basis for the Three Months Ended June 30, 2008 and 2007

	2008			2007
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets	(Dollar amounts in thousands)
Earning assets:
Loans, including loans held for sale, net of unearned income	$604,376	$9,102	6.06%	$396,617	$8,186	8.28%
Investment securities (1)	89,610	1,025	4.60	78,618	891	4.55
Other earning assets	6,792	111	6.57	5,193	73	5.64
Total earning assets	700,778	10,238	5.88	480,428	9,150	7.64

Other assets	54,390			23,634
Total assets	$755,168			$504,062

Liabilities and shareholders' equity
Interest-bearing liabilities:
NOW and money market accounts	$167,947	990	2.37	$157,637	1,664	4.23
Savings deposits	4,373	9	0.83	3,219	3	0.37
Time deposits < $100,000	320,903	3,436	4.31	184,737	2,415	5.24
Time deposits > $100,000	54,480	589	4.35	26,390	333	5.06
State of Alabama time deposits	6,030	31	2.07	6,030	75	4.99
Federal funds purchased	34,700	210	2.43	6,547	92	5.64
FHLB advances	29,744	330	4.46	6,000	89	5.95
Repurchase agreements	742	3	1.63	792	3	1.52
Subordinated debentures and other long-term debt	23,671	263	4.47	7,733	152	7.88
Total interest-bearing liabilities	642,590	5,861	3.67	399,085	4,826	4.85

Net interest spread		$4,377	2.21		$4,324	2.79

Noninterest-bearing demand deposits	59,160			58,718
Accrued expenses and other liabilities	6,639			3,559
Stockholders' equity	46,495			43,100
Unrealized gain / (loss) on securities	284			(400)
Total liabilities and stockholders' equity	$755,168			$504,062

Impact of noninterest-bearing sources and other changes in balance sheet composition			0.30			0.82

Net interest margin			2.51%			3.61%

(1) Excludes fair market value adjustment on investment securities available-for-sale.

CAPITALSOUTH BANCORP AND SUBSIDIARIES
Average Balance Sheet and Net Interest Analysis on a Fully Tax-Equivalent Basis for the Six Months Ended June 30, 2008 and 2007

	2008			2007
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets	(Dollar amounts in thousands)
Earning assets:
Loans, including loans held for sale, net of unearned income	$614,235	$19,771	6.47%	$387,433	$15,912	8.28%
Investment securities (1)	87,287	2,035	4.69	79,162	1,804	4.60
Other earning assets	7,384	214	5.83	7,093	193	5.49
Total earning assets	708,906	22,020	6.25	473,688	17,909	7.62

Other assets	52,062			23,941
Total assets	$760,968			$497,629

Liabilities and shareholders' equity
Interest-bearing liabilities:
NOW and money market accounts	$173,093	2,335	2.71	$153,426	3,310	4.35
Savings deposits	4,401	18	0.82	3,289	6	0.37
Time deposits < $100,000	303,802	6,912	4.58	185,670	4,789	5.20
Time deposits > $100,000	58,671	1,340	4.59	26,277	658	5.05
State of Alabama time deposits	6,030	77	2.57	6,030	149	4.98
Federal funds purchased	45,570	728	3.21	5,479	152	5.59
FHLB advances	31,852	727	4.59	6,000	178	5.98
Repurchase agreements	770	6	1.57	813	7	1.74
Subordinated debentures and other long-term debt	23,587	612	5.22	7,733	303	7.90
Total interest-bearing liabilities	647,776	12,755	3.96	394,717	9,552	4.88

Net interest spread		$9,265	2.29		$8,357	2.74

Noninterest-bearing demand deposits	59,485			56,889
Accrued expenses and other liabilities	6,613			3,730
Stockholders' equity	46,760			42,733
Unrealized gain / (loss) on securities	334			(440)
Total liabilities and stockholders' equity	$760,968			$497,629

Impact of noninterest-bearing sources and other changes in balance sheet composition			0.34			0.82

Net interest margin			2.63%			3.56%

(1) Excludes fair market value adjustment on investment securities available-for-sale.

CAPITALSOUTH BANCORP AND SUBSIDIARIES
Nonperforming Assets
(in thousands, except percentages)
(Unaudited)

	June 30, 2008	March 31, 2008
NONPERFORMING ASSETS
Nonaccrual loans
Residential acquisition and development	$13,961	$11,300
Residential construction	4,395	5,237
Single family residential real estate	4,918	2,951
Commercial construction	3,631	2,196
Commercial acquisition and development	3,638	1,892
Owner-occupied commercial real estate	1,197	1,836
Commercial	1,996	1,572
Non-owner occupied commercial real estate	1,097	1,402
Consumer	130	20
Total nonaccrual loans	34,963	28,406
Troubled debt restructures	513	-
Foreclosed properties and repossessions	9,916	6,694
Total nonperforming assets	$45,392	$35,100
as a % of loans, net, foreclosed properties and repossessions	7.79%	5.68%

Nonperforming assets included in loans held for sale
Commercial	-	-
Consumer	-	-
Total nonperforming assets included in loans held for sale	-	-
Nonperforming assets included in loans and in loans held for sale	$45,392	$35,100
as % of loans, net, foreclosed properties and loans held for sale	7.74%	5.63%

PAST DUE LOANS 90 DAYS AND OVER, AND NONACCRUAL LOANS
Loans past due 90 days or more and still accruing	-	-
Nonaccrual loans	34,963	28,406
Total past due 90 days and over, and nonaccrual loans	$34,963	$28,406
as a % of loans, net	6.10%	4.65%

CAPITALSOUTH BANCORP AND SUBSIDIARIES
Allowance for Loan Losses
(in thousands, except percentages)
(Unaudited)

	For the Three Months Ended
	Jun 30, 2008	Mar 31, 2008	Dec 31, 2007	Sept 30, 2007	June 30, 2007
ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	8,787	8,876	7,211	4,709	4,467
Provision for loan losses	9,349	658	2,130	1,025	225
CHARGE-OFF LOANS
Commercial, financial and agricultural	170	411	147	-	-
Commercial real estate, construction and mortgage	1,595	184	186	-	-
Total commercial	1,765	595	333	-	-
Real estate secured	277	79	133	-	1
Installment and other loans	35	77	6	7	-
Total consumer	312	156	139	7	1
Total charged-off	2,077	751	472	7	1
RECOVERIES
Commercial, financial and agricultural	3	-	-	10	-
Commercial real estate, construction and mortgage	4	-	-	-	-
Total commercial	7	-	-	10	-
Real estate secured	-	-	-	8	12
Installment and other loans	16	4	7	5	6
Total consumer	16	4	7	13	18
Total loan recoveries	23	4	7	23	18
Net charge-offs	2,054	747	465	(16)	(17)
Allowance relating to loans acquired	-	-	-	1,461	-
Allowance for loan losses-end of period	16,082	8,787	8,876	7,211	4,709

ALLOWANCE FOR LOAN LOSSES
as % of loans, net	2.73%	1.44%	1.43%	1.15%	1.16%
as % of nonaccrual loans	46.00%	30.93%	63.79%	109.51%	292.12%
as % of nonperforming assets	35.43%	25.03%	50.92%	89.07%	219.33%
NET CHARGE-OFFS AS % OF AVERAGE LOANS, NET
Commercial, financial and agricultural	0.11%	0.27%	0.09%	-%	-%
Commercial real estate, construction and mortgage	1.06	0.12	0.12	-	-
Total commercial	1.17	0.39	0.21	-	-
Real estate secured	0.18	0.05	0.08	-	(0.01)
Installment and other loans	0.01	0.05	-	(0.01)	(0.01)
Total consumer	0.20	0.10	0.08	(0.01)	(0.02)
Total as % of average loans, net	1.37%	0.49%	0.29%	(0.01)%	(0.02)%